Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Versant Media Group, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock, par value $0.01 per share	(1)	Other	19,000,000	$33.46	$635,740,000.00	0.0001381	$87,795.69
Equity	Class A Common Stock, par value $0.01 per share	(2)	Other	1,561,148	$33.46	$52,236,012.08	0.0001381	$7,213.79

Total Offering Amounts:						$687,976,012.08		95,009.48
Total Fee Offsets:								0.00
Net Fee Due:								$95,009.48

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Offering Note(s)

(1)	(a) Consists of 19,000,000 shares of Class A common stock, $0.01 par value per share (“Common Stock”), of Versant Media Group, Inc. (the “Registrant”) authorized for issuance under the Versant Media Group, Inc. Omnibus Equity Incentive Plan (the “Plan”).

(b) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) also covers any additional shares of Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split or other similar transaction.

(c) The proposed maximum offering price per unit is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices per share of Common Stock, as reported on The Nasdaq Stock Market LLC on January 8, 2026.

(d) The Registrant does not have any fee offsets.
(2)	(a) Consists of 1,561,148 shares of Common Stock issuable under the Plan in connection with the Converted Awards (as defined in the Plan).

(b) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers any additional shares of Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split or other similar transaction.

(c) The proposed maximum offering price per unit is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices per share of Common Stock, as reported on The Nasdaq Stock Market LLC on January 8, 2026.

(d) The Registrant does not have any fee offsets.